UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2012
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 4, 2012, UnitedHealth Group Incorporated (the “Company”) held its annual meeting of shareholders. There were 917,246,252 shares of common stock represented either in person or by proxy at this meeting. The shareholders of the Company voted as follows on the following matters at the annual meeting:

1.	Election of Directors. The ten directors were elected at the annual meeting for a one-year term based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Votes
William C. Ballard, Jr.	773,195,636	69,094,819	5,310,844	69,644,953
Richard T. Burke	775,176,213	69,410,530	3,014,556	69,644,953
Robert J. Darretta	839,088,517	1,196,528	7,316,254	69,644,953
Stephen J. Hemsley	835,013,948	9,579,571	3,007,780	69,644,953
Michele J. Hooper	835,359,467	4,958,161	7,283,671	69,644,953
Rodger A. Lawson	841,331,215	1,191,780	5,078,304	69,644,953
Douglas W. Leatherdale	775,871,193	66,417,522	5,312,584	69,644,953
Glenn M. Renwick	822,359,375	17,883,640	7,358,284	69,644,953
Kenneth I. Shine, M.D.	835,205,322	5,073,955	7,322,022	69,644,953
Gail R. Wilensky, Ph.D.	769,614,415	72,704,886	5,281,998	69,644,953

2.	Advisory approval of the Company's executive compensation. The advisory approval of the Company's executive compensation was approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
830,357,724	12,720,435	4,523,140	69,644,953

3.
Ratification of the appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 was ratified based upon the following vote:

For	Against	Abstain
897,716,754	16,477,164	3,052,334

4.
Shareholder proposal requesting that the Board of Directors of the Company authorize the preparation of a report addressing lobbying expenditures. The shareholder proposal was not approved based upon the following vote:

For	Against	Abstain	Broker Non-Votes
199,140,893	466,219,545	182,240,861	69,644,953

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2012

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board of Directors

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